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                                                                      EXHIBIT 21

                LIST OF SUBSIDIARIES OF COLE NATIONAL CORPORATION

                                State of          Names Subsidiaries
Corporation Name              Incorporation       Do Business Under
----------------              -------------       -----------------

Cole National Group, Inc.     Delaware

Cole Managed Vision, Inc.     Delaware

Bay Cities Optical Company    California          Montgomery Ward Vision
                                                    Center

Cole Lens Supply, Inc.        Delaware            Contact Lens Supply
                                                  Contact Lens Supply Co.

Cole Vision Corporation       Delaware            Sears Optical
                                                  Elder-Beerman Optical
                                                  Montgomery Ward Vision
                                                    Center
                                                  BJ's Optical
                                                    Department
                                                  Phar-Mor Optical
                                                  Target Optical
                                                  Optical Factory Outlet

Cole Vision Canada, Inc.      New Brunswick,      Sears Optical
                              Canada                Vision Club

Cole Vision Services, Inc.    Delaware

Western States Optical, Inc.  Washington          Sears Optical

Cole Gift Centers, Inc.       Delaware            Keys N' Engraved Gifts
                                                  The Keyshop
                                                  The Keyshop (at Sears,
                                                  Venture & Montgomery
                                                    Ward)
                                                  The Gift Center
                                                  The Gift Center at
                                                    Sears
                                                  Personally Yours
                                                  Keys N' Things

Things Remembered, Inc.       Delaware            Things Remembered
                                                  Things Remembered-
                                                  Engraved Gifts
                                                  Things Engraved
                                                  HQ Gifts
                                                  Gifts Remembered
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                                                          (Continued) EXHIBIT 21


                LIST OF SUBSIDIARIES OF COLE NATIONAL CORPORATION

                                State of          Names Subsidiaries
Corporation Name              Incorporation       Do Business Under
----------------              -------------       -----------------

Cole Management               Delaware
  Services, Inc.

Pearle, Inc.                  Delaware

Pearle Service Corporation    Delaware

Pearle VisionCare, Inc.       California          Pearle Vision (HMO)

Pearle Vision Center of       Commonwealth        Pearle Vision Center
  Puerto Rico, Inc.           of Puerto Rico      Pearle Vision Express
                                                  Pearle Express

Pearle Vision Center
  Canada Limited              Ontario, Canada     Pearle Vision Center

Pearle Vision, Inc.           Delaware            Pearle Vision
                                                  Pearle Vision Center
                                                  Pearle Vision Express
                                                  Pearle Eyelab Express
                                                  Pearle Eye-Tech
                                                    Express
                                                  Pearle Express

Pearle Vision Managed Care
  HMO of Texas, Inc.          Texas